Exhibit 99.1

Donaldson Reports Fourth Quarter and Record Fiscal Year 2023 Sales and Earnings

Fourth quarter sales declined 1.2% compared with fiscal 2022; full-year sales increased 3.8%
Fourth quarter and full-year 2023 GAAP EPS of $0.75 and $2.90, respectively
Fourth quarter adjusted EPS of $0.78; full-year adjusted EPS of $3.04
Fiscal 2024 sales guidance of 3% to 7% growth and EPS outlook of $3.14 to $3.30

MINNEAPOLIS (August 29, 2023) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported fiscal 2023 generally accepted accounting principles (GAAP) net earnings of $91.9 million in the fourth quarter and $358.8 million for the full year, compared with $101.1 million and $332.8 million, respectively, in fiscal 2022. Fourth quarter and fiscal 2023 earnings include restructuring and other charges1 of $4.9 million and $21.8 million, respectively. Fourth quarter and fiscal 2022 earnings include $3.4 million of charges related to the conflict in Eastern Europe1. Fiscal 2023 GAAP earnings per share (EPS)2 were $0.75 in the fourth quarter and $2.90 for the full year, compared with $0.81 and $2.66, respectively, in fiscal 2022. Fourth quarter and full-year 2023 adjusted EPS3 were $0.78 and $3.04, respectively, compared to $0.84 and $2.68, respectively, in fiscal 2022. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“Fiscal 2023 was a milestone year as Donaldson delivered record sales and earnings, while also improving margins and investing for future profitable growth,” said Tod Carpenter, chairman, president and chief executive officer. “Our employees demonstrated tremendous resilience and dedication as we redesigned the Company to increase customer focus and efficiency. In the fourth quarter, we continued to strengthen our foundation and made investments in key strategic growth areas, including the Life Sciences segment with our acquisition of Univercells Technologies, to drive Donaldson to the next stage of its evolution.

“We remain focused on executing our balanced growth strategy, strengthening our leadership in legacy markets and expanding across new markets as we provide innovative, technology-led filtration solutions for our customers. While we look to fiscal 2024 as a year of ongoing investments, critical to achieving our long-term financial targets, we are also committed to continuing our best-in-class execution, ongoing R&D initiatives, and the scaling of our acquisitions. As such, we are forecasting another year of record sales, and record earnings and operating margin.”
1 See Restructuring and Other Charges section for more information.
2 All EPS figures refer to diluted EPS.
3 Adjusted EPS is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Donaldson Company Reports Fourth Quarter 2023 and Full-Year Earnings - Page 2 of 5

Fourth Quarter Operating Results

Sales decreased 1.2% to $879.5 million from $890.0 million in 2022, due to volume declines partially offset by pricing benefits.

	Three Months Ended		Twelve Months Ended
	July 31, 2023		July 31, 2023
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	(0.4)%	(1.3)%	9.8%	14.7%
On-Road	5.5	6.4	7.2	11.0
Aftermarket	(6.7)	(6.8)	—	3.1
Total Mobile Solutions segment	(4.8)	(5.0)	2.3	5.7

Industrial Solutions segment
Industrial Filtration Solutions	10.8	10.3	11.7	14.8
Aerospace and Defense	4.3	3.0	18.3	20.4
Total Industrial Solutions segment	9.9	9.3	12.6	15.6

Life Sciences segment
Total Life Sciences segment	(11.9)	(12.9)	(13.5)	(9.0)

Total Company	(1.2)%	(1.5)%	3.8%	7.2%

Mobile Solutions segment (Mobile) sales decreased 4.8%, resulting from volume declines. Aftermarket sales fell 6.7% as large OEM customers continue to normalize inventories in response to improving global supply chain conditions. Off-Road sales fell 0.4% from weaker market demand in the Americas and China. On-Road sales rose 5.5% driven by elevated levels of global equipment production.

Industrial Solutions segment (Industrial) sales increased 9.9%, supported by strong global demand and price realization. Industrial Filtration Solutions (IFS) sales grew 10.8% from Power Generation project timing and robust dust collection sales. Aerospace and Defense sales increased 4.3% due to strength in Defense.

Life Sciences segment sales decreased 11.9% year over year as continued Disk Drive market softness and customer inventory normalization negatively impacted results. Acquisitions added 340 basis points of growth versus 2022.

Donaldson Company Reports Fourth Quarter 2023 and Full-Year Earnings - Page 3 of 5

Gross margin was 34.1%, up 130 basis points from 32.8% in 2022 driven by pricing benefits and the stabilization of input costs. Adjusted gross margin, which excludes the impact from restructuring and other charges, was 34.3%, an increase from 32.9% in 2022.

Operating expenses as a percentage of sales were 20.4%, 220 basis points above 18.2% in the prior year, resulting from an increase in post-pandemic hiring and incremental acquisition-related expenses. Adjusted operating expenses as a percentage of sales were 20.0% compared with 18.0% in 2022.

Operating income as a percentage of sales (operating margin) of 13.7%, declined 80 basis points year over year from 14.5% in 2022 as operating expense deleveraging more than offset the gross margin improvement. Adjusted operating margin was 14.3% compared with 14.9% in the prior year.

Interest expense was $4.9 million versus $4.0 million in the prior year due to higher interest rates. Other income, net was unfavorable by $1.7 million compared with the prior year due to higher pension costs. The Company's effective tax rate was 21.7% versus 21.4% a year ago.

For the full-year, Donaldson paid $114.4 million in dividends and repurchased 2.0% of its outstanding shares for $141.8 million.

Fiscal 2024 Outlook

Full-year EPS is expected to be between $3.14 and $3.30, compared with fiscal 2023 GAAP and adjusted EPS of $2.90 and $3.04, respectively. Sales are projected to increase between 3% and 7% over prior year, with a pricing benefit of approximately 2% and a currency translation tailwind of roughly 1%.

Mobile sales are forecast to increase between 1% and 5% year over year. Continued end-market demand driven by elevated levels of global equipment production is expected to drive low-single digit growth in Off-Road and On-Road sales. Aftermarket sales are projected to increase mid-single digits as a result of higher vehicle utilization rates and market share gains.

Industrial sales are expected to grow between 3% and 7% versus 2023. IFS sales are forecast to increase mid-single digits with strength across most businesses, including dust collection and industrial services. Aerospace and Defense sales are projected to decrease low-single digits after cycling difficult comparisons in 2023.

Life Sciences sales are forecast to grow approximately 20% compared with prior year benefitting from an increase in sales in all businesses including Food & Beverage, Bioprocessing Equipment and Consumables, and Disk Drive.

Operating margin is forecast to be between 14.7% and 15.3% versus 14.0%, or 14.6% on an adjusted basis, in 2023 driven by increasing gross margin, partially offset by investments in the Life Sciences segment.

Donaldson Company Reports Fourth Quarter 2023 and Full-Year Earnings - Page 4 of 5

Interest expense is projected to be approximately $25 million and other income is expected to be between $7 million and $11 million. Donaldson expects a fiscal 2024 effective income tax rate of between 24 and 26%.

Capital expenditures are forecast to be between $95 million and $115 million and free cash flow conversion is projected to be between 95% and 105%. For the full year, Donaldson expects to repurchase approximately 2% of its shares outstanding.

Full-Year Restructuring and Other Charges

During fiscal 2023, Donaldson incurred $21.8 million of non-recurring charges, including $2.9 million of cost of goods sold and $18.9 million of operating expense, largely related to the Company’s previously announced organizational redesign as well as costs associated with exiting a lower-margin customer program.

During fiscal 2022, in response to the conflict in Eastern Europe, Donaldson recorded $3.4 million of charges, including $1 million of cost of goods sold and $2.4 million of operating expense, related to write-offs of remaining outstanding receivables and customer-specific inventory, as well as restructuring charges related to the closing of Donaldson’s sales office in Russia.

Miscellaneous

The Company will webcast its fourth quarter and full-year 2023 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Donaldson Company Reports Fourth Quarter 2023 and Full-Year Earnings - Page 5 of 5

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand, including the Russia and Ukraine conflict; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-K.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	July 31,			July 31,
	2023	2022	Change	2023	2022	Change

Net sales	$879.5	$890.0	(1.2)%	$3,430.8	$3,306.6	3.8%
Cost of sales	579.4	598.4	(3.2)	2,270.2	2,239.2	1.4
Gross profit	300.1	291.6	2.9	1,160.6	1,067.4	8.7
Selling, general and administrative	157.6	143.7	9.7	602.3	554.8	8.6
Research and development	22.0	18.6	17.9	78.1	69.1	13.0
Operating expenses	179.6	162.3	10.6	680.4	623.9	9.1
Operating income	120.5	129.3	(6.8)	480.2	443.5	8.3
Interest expense	4.9	4.0	20.5	19.2	14.9	28.9
Other income, net	(1.7)	(3.4)	(50.4)	(7.7)	(9.8)	(21.0)
Earnings before income taxes	117.3	128.7	(8.8)	468.7	438.4	6.9
Income taxes	25.4	27.6	(7.9)	109.9	105.6	4.1
Net earnings	$91.9	$101.1	(9.0)%	$358.8	$332.8	7.8%

Weighted average shares – basic	121.4	123.0	(1.3)%	121.8	123.7	(1.5)%
Weighted average shares – diluted	123.2	124.1	(0.7)%	123.6	125.2	(1.3)%

Net EPS – basic	$0.76	$0.82	(7.3)%	$2.95	$2.69	9.7%
Net EPS – diluted	$0.75	$0.81	(7.4)%	$2.90	$2.66	9.0%

Dividends paid per share	$0.25	$0.23	8.7%	$0.94	$0.89	5.6%
Note: Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	July 31,	July 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$187.1	$193.3
Accounts receivable, net	599.7	616.6
Inventories, net	418.1	502.4
Prepaid expenses and other current assets	81.1	94.2
Total current assets	1,286.0	1,406.5
Property, plant and equipment, net	652.9	594.4
Goodwill	481.1	345.8
Intangible assets, net	188.1	99.8
Other long-term assets	162.4	153.8
Total assets	$2,770.5	$2,600.3

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$34.1	$3.7
Current maturities of long-term debt	125.0	—
Accounts payable	304.9	338.5
Accrued employee compensation and related taxes	119.4	113.8
Deferred revenue	25.3	22.3
Income taxes payable	32.3	31.8
Dividends payable	30.4	28.3
Other current liabilities	85.0	91.2
Total current liabilities	756.4	629.6
Long-term debt	496.6	644.3
Non-current income taxes payable	56.5	69.4
Deferred income taxes	32.3	32.7
Other long-term liabilities	108.0	91.1
Total liabilities	1,449.8	1,467.1

Total stockholders’ equity	1,320.7	1,133.2
Total liabilities and stockholders’ equity	$2,770.5	$2,600.3
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended
	July 31,
	2023	2022
Operating Activities
Net earnings	$358.8	$332.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	92.3	93.8
Deferred income taxes	(15.3)	(1.4)
Stock-based compensation expense	20.4	20.4
Other, net	6.3	10.9
Changes in operating assets and liabilities	82.0	(203.7)
Net cash provided by operating activities	544.5	252.8

Investing Activities
Purchases of property, plant and equipment	(118.1)	(85.1)
Acquisitions, net of cash acquired	(209.2)	(68.9)
Net cash used in investing activities	(327.3)	(154.0)

Financing Activities
Proceeds from long-term debt	189.2	289.3
Repayments of long-term debt	(219.6)	(90.0)
Change in short-term borrowings	30.4	(43.9)
Purchase of treasury stock	(141.8)	(170.6)
Dividends paid	(114.4)	(110.1)
Tax withholding for stock compensation transactions	(4.3)	(1.8)
Exercise of stock options and other	38.3	12.9
Net cash used in financing activities	(222.2)	(114.2)
Effect of exchange rate changes on cash	(1.2)	(14.1)
Decrease in cash and cash equivalents	(6.2)	(29.5)
Cash and cash equivalents, beginning of year	193.3	222.8
Cash and cash equivalents, end of year	$187.1	$193.3

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Gross margin	34.1%	32.8%	33.8%	32.3%
Operating expenses	20.4%	18.2%	19.8%	18.9%
Operating margin	13.7%	14.5%	14.0%	13.4%
Other income, net	(0.2)%	(0.4)%	(0.2)%	(0.3)%
Depreciation and amortization	2.9%	2.6%	2.7%	2.8%
EBITDA	16.8%	17.5%	16.9%	16.5%
Effective tax rate	21.7%	21.4%	23.4%	24.1%
Earnings before income taxes - Mobile Solutions	16.2%	15.8%	15.2%	13.8%
Earnings before income taxes - Industrial Solutions	19.2%	18.6%	18.4%	14.8%
Earnings before income taxes - Life Sciences	(12.4)%	20.3%	4.1%	23.3%
Cash conversion ratio	179.9%	79.8%	118.8%	50.4%

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Adjusted Rates
Gross margin	34.3%	32.9%	33.9%	32.3%
Operating expenses	20.0%	18.0%	19.3%	18.8%
Operating margin	14.3%	14.9%	14.6%	13.5%
Other income, net	(0.2)%	(0.4)%	(0.2)%	(0.3)%
Depreciation and amortization	2.9%	2.6%	2.7%	2.8%
EBITDA	17.3%	17.9%	17.5%	16.7%
Effective tax rate	21.8%	21.5%	23.5%	24.1%
Earnings before income taxes - Mobile Solutions	16.2%	15.8%	15.2%	13.8%
Earnings before income taxes - Industrial Solutions	19.2%	18.6%	18.4%	14.8%
Earnings before income taxes - Life Sciences	(12.4)%	20.3%	4.1%	23.3%
Cash conversion ratio	173.0%	77.8%	113.6%	50.0%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude charges related to the organizational redesign and costs associated with exiting a lower-margin customer program in fiscal 2023, and charges related to the conflict in Eastern Europe in fiscal 2022. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended July 31,			Twelve Months Ended July 31,
	2023	2022	Change	2023	2022	Change
Net sales
Mobile Solutions segment
Off-Road	$103.4	$103.8	(0.4)%	$428.7	$390.5	9.8%
On-Road	37.3	35.4	5.5	145.8	136.1	7.2
Aftermarket	401.8	430.9	(6.7)	1,600.3	1,599.9	—
Total Mobile Solutions segment	542.5	570.1	(4.8)	2,174.8	2,126.5	2.3

Industrial Solutions segment
Industrial Filtration Solutions	241.0	217.3	10.8	872.2	780.5	11.7
Aerospace and Defense	36.1	34.6	4.3	142.5	120.5	18.3
Total Industrial Solutions segment	277.1	251.9	9.9	1,014.7	901.0	12.6

Life Sciences segment
Total Life Sciences segment	59.9	68.0	(11.9)	241.3	279.1	(13.5)

Total Company	$879.5	$890.0	(1.2)%	$3,430.8	$3,306.6	3.8%

Earnings (loss) before income taxes
Mobile Solutions segment	$88.1	$89.9	(2.0)%	$330.4	$293.8	12.5%
Industrial Solutions segment	53.2	46.9	13.4	186.2	133.0	40.0
Life Sciences segment	(7.4)	13.8	(153.6)	9.9	64.9	(84.7)
Corporate and unallocated	(16.6)	(22.1)	24.9	(57.8)	(53.3)	(8.4)
Total Company	$117.3	$128.5	(8.8)%	$468.7	$438.4	6.9%

Earnings before income taxes percentage
Mobile Solutions segment	16.2%	15.8%	0.4%	15.2%	13.8%	1.4%
Industrial Solutions segment	19.2%	18.6%	0.6%	18.4%	14.8%	3.6%
Life Sciences segment	(12.4)%	20.3%	(32.7)%	4.1%	23.3%	(19.2)%

Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended July 31, 2023
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM (5)
Mobile Solutions segment
Off-Road	(0.4)%	(3.2)%	7.4%	(7.9)%	(9.1)%
On-Road	5.5	(1.2)	(2.6)	25.9	6.1
Aftermarket	(6.7)	(11.2)	9.4	(6.6)	(14.8)
Total Mobile Solutions segment	(4.8)	(9.1)	8.4	(4.2)	(14.1)

Industrial Solutions segment
Industrial Filtration Solutions	10.8	9.4	18.4	(2.5)	12.2
Aerospace and Defense	4.3	7.1	(0.7)	(8.2)
Total Industrial Solutions segment	9.9	9.0	16.1	(2.6)	12.2

Life Sciences segment
Total Life Sciences segment	(11.9)	37.6	6.4	(39.3)	(7.4)

Total Company	(1.2)%	(2.0)%	10.9%	(10.6)%	(11.8)%

	Twelve Months Ended July 31, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	9.8%	18.2%	9.7%	(4.7)%	26.4%
On-Road	7.2	7.7	(1.6)	7.6	29.1
Aftermarket	—	2.3	(1.2)	(3.8)	0.3
Total Mobile Solutions segment	2.3	5.2	1.8	(3.0)	2.0

Industrial Solutions segment
Industrial Filtration Solutions	11.7	15.7	10.5	0.8	19.4
Aerospace and Defense	18.3	18.5	19.8	(12.3)
Total Industrial Solutions segment	12.6	16.2	11.5	0.6	19.4

Life Sciences segment
Total Life Sciences segment	(13.5)	30.3	(0.4)	(34.5)	2.5

Total Company	3.8%	9.6%	4.6%	(9.0)%	3.7%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.); (2) Canada (CA); (3) Europe, Middle East and Africa (EMEA); (4) Asia Pacific (APAC); (5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended July 31, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	(1.3)%	(3.2)%	3.0%	(3.5)%	(12.6)%
On-Road	6.4	(1.2)	(6.7)	31.7	4.0
Aftermarket	(6.8)	(11.2)	6.6	(2.8)	(15.4)
Total Mobile Solutions segment	(5.0)	(9.1)	5.1	(0.1)	(14.9)

Industrial Solutions segment
Industrial Filtration Solutions	10.3	9.4	14.9	2.0	11.6
Aerospace and Defense	3.0	7.1	(5.1)	(4.7)
Total Industrial Solutions segment	9.3	9.0	12.4	1.9	11.6

Life Sciences segment
Total Life Sciences segment	(12.9)	37.6	1.1	(37.5)	(8.6)

Total Company	(1.5)%	(2.0)%	7.3%	(6.9)%	(12.6)%

	Twelve Months Ended July 31, 2023
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	14.7%	18.2%	16.2%	5.5%	24.3%
On-Road	11.0	7.7	3.3	19.5	27.1
Aftermarket	3.1	2.3	5.7	4.0	0.6
Total Mobile Solutions segment	5.7	5.2	8.5	5.8	2.1

Industrial Solutions segment
Industrial Filtration Solutions	14.8	15.7	15.7	9.5	19.0
Aerospace and Defense	20.4	18.5	26.8	(3.0)
Total Industrial Solutions segment	15.6	16.2	16.9	9.3	19.0

Life Sciences segment
Total Life Sciences segment	(9.0)	30.3	5.5	(29.5)	1.8

Total Company	7.2%	9.6%	10.8%	(1.0)%	3.7%
Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$190.8	$108.9	$544.5	$252.8
Net capital expenditures	(25.5)	(28.3)	(118.1)	(85.1)
Free cash flow	$165.4	$80.6	$426.3	$167.8

Net earnings	$91.9	$101.1	$358.8	$332.8
Income taxes	25.4	27.6	109.9	105.6
Interest expense	4.9	4.0	19.2	14.9
Depreciation and amortization	25.1	23.0	92.3	94.0
EBITDA	$147.3	$155.7	$580.2	$547.3

Adjusted net earnings	$95.6	$103.6	$375.2	$335.4
Adjusted income taxes	26.6	28.4	115.3	106.4
Interest expense	4.9	4.0	19.2	14.9
Depreciation and amortization	25.1	23.0	92.3	94.0
Adjusted EBITDA	$152.2	$159.0	$602.0	$550.7

Gross profit	$300.1	$291.6	$1,160.6	$1,067.4
Charges related to the conflict in Eastern Europe	—	1.0	—	1.0
Restructuring and other charges	1.4	—	2.9	—
Adjusted gross profit	$301.5	$292.6	$1,163.5	$1,068.4

Operating expense	$179.6	$162.3	$680.4	$623.9
Charges related to the conflict in Eastern Europe	—	(2.4)	—	(2.4)
Restructuring and other charges	(3.5)	—	(18.9)	—
Adjusted operating expense	$176.1	$159.9	$661.5	$621.5

Operating income	$120.5	$129.3	$480.2	$443.5
Charges related to the conflict in Eastern Europe	—	3.4	—	3.4
Restructuring and other charges	4.9	—	21.8	—
Adjusted operating income	$125.4	$132.7	$502.0	$446.9

Net earnings	$91.9	$101.1	$358.8	$332.8
Charges related to the conflict in Eastern Europe, net of tax	—	2.6	—	2.6
Restructuring and other charges, net of tax	3.7	—	16.4	—
Adjusted net earnings	$95.6	$103.6	$375.2	$335.4

Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 31,		July 31,
	2023	2022	2023	2022
Diluted EPS	$0.75	$0.81	$2.90	$2.66
Charges per share related to the conflict in Eastern Europe	—	0.02	—	0.02
Restructuring and other charges per share	0.03	—	0.14	—
Adjusted diluted EPS	$0.78	$0.84	$3.04	$2.68

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted income taxes, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Fourth Quarter and Full-Year 2023 Earnings Press Release Schedules